NEWS RELEASE
Media Contact:	Investor Contact:
Eva Schmitz 812.306.2424 evaschmitz@berryplastics.com	Dustin Stilwell 812.306.2964 dustinstilwell@berryplastics.com

FOR IMMEDIATE RELEASE

Berry Plastics Group, Inc. Appoints Idalene Kesner and Jonathan Foster to
Company’s Board of Directors

 Anthony Civale and Donald Graham Step Down from Company’s Board

EVANSVILLE, Ind. – April 14, 2014 – Berry Plastics Group, Inc. (NYSE:  BERY), a leading global manufacturer and marketer of value-added plastic packaging and engineered materials, today announced the appointment of Idalene F. (Idie) Kesner and Jonathan (Jon) F. Foster to its Board of Directors.  Kesner will serve on the Company’s Nominating and Corporate Governance Committee, and Foster will serve on its Compensation Committee.  Kesner and Foster replace Anthony Civale and Donald Graham who are stepping down from the Company’s Board.

Kesner has served as dean for Indiana University’s Kelley School of Business, since July 2013.  Kesner joined the Kelley School faculty in 1995, coming from a titled faculty position at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill.  While at Indiana University (IU), Kesner has served as chairwoman of Kelley’s Full-Time MBA Program, Chairwoman of the Department of Management and Entrepreneurship, and co-directed the School’s Consulting Academy.

Kesner has taught in more than 100 executive programs and served as a consultant for many national and international firms, working on strategic issues.  Her research has focused on the areas of corporate boards of directors, corporate governance, and mergers and acquisitions.  Kesner is a director for Lincoln Industries, Main Street America Group, and Sun Life Financial.  Kesner holds an MBA and Ph.D. in business administration from IU and a bachelor’s degree in business administration from Southern Methodist University.

Foster is Founder and a Managing Director of Current Capital LLC, a private equity investing and management services firm.  Prior to this role, Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities.  Foster has served in numerous key executive leadership positions including: Executive Vice President - Finance and Business Development of Revolution LLC; Managing Director of The Cypress Group; Senior Managing Director and Head of Industrial Products and Services Mergers and Acquisitions at Bear Stearns & Co; and Executive Vice President, Chief Operating Officer, and Chief Financial Officer of ToysRUs.com, Inc.  Prior to the aforementioned positions, Foster was with Lazard for over 10 years, primarily in mergers and acquisitions.

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Foster is a board member of Masonite International Corporation, Lear Corporation and Chemtura Corporation as well as a Trustee of the New York Power Authority.  He was previously a member of the board of directors of Smurfit-Stone Container Corporation. Foster has a bachelor’s degree in Accounting from Emory University, a master’s degree in Accounting and Finance from the London School of Economics and has attended the Executive Education Program at Harvard Business School.

“We are very pleased to welcome Idie and Jon to our Board.  Idie is an accomplished educator and researcher, whose business insights and perspectives will be valuable resources to our Board,” said Jon Rich, Chairman and CEO of Berry Plastics.  “At the same time, Jon’s in-depth investment banking and investing knowledge will be called upon as we implement initiatives to further strengthen the Company’s financial performance and enhance shareholder value”

Donald Graham and Anthony Civale have served as members of Berry Plastics’ Board of Directors since 2006.

“As we are transitioning to a majority independent Board, on behalf of Berry Plastics and its Board of Directors, I extend our sincere appreciation to Don and Anthony for their commitment to Berry Plastics over the past seven years,” Rich added.  “During this period, and with their leadership contributions, the Company has grown significantly.”

About Berry Plastics
Berry Plastics Group, Inc. is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers with annual net sales of $4.6 billion in fiscal 2013.  With world headquarters in Evansville, Indiana, the Company’s common stock is listed on the New York Stock Exchange under the ticker symbol BERY.  For additional information, visit the Company’s website at www.berryplastics.com.

Forward-looking statements

Certain statements and information included in this release may constitute "forward looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry Plastics to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the companies' SEC filings. The companies do not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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